RECEIVABLES FINANCING AGREEMENT AMENDMENT NO. 11 This Receivables Financing Agreement Amendment No. 11 (this “Amendment”), dated as of June 29, 2023, among DAVEY RECEIVABLES LLC, an Ohio limited liability company, as Borrower (together with its successors and assigns, the “Borrower”); THE DAVEY TREE EXPERT COMPANY, an Ohio corporation, in its individual capacity (“Davey Tree”) and as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); PNC BANK, NATIONAL ASSOCIATION, as LC Bank (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”); and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”). W I T N E S S E T H: WHEREAS, the Borrower, the Servicer, the LC Bank, and the Administrative Agent are party to that certain Receivables Financing Agreement dated as of May 9, 2016 (as amended prior to the date hereof, the “Financing Agreement”). WHEREAS, the Borrower, the Servicer, the LC Bank, and the Administrative Agent hereby agree to extend the Scheduled Termination Date and to make certain amendments to the Financing Agreement pursuant to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, the Borrower, the Servicer, the LC Bank, and the Administrative Agent hereto agree as follows: SECTION 1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement. SECTION 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Financing Agreement, including the Exhibits thereto, shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the amended Financing Agreement attached as Exhibit A hereto. SECTION 3. REPRESENTATIONS OF THE BORROWER AND THE SERVICER. Each of the Borrower and the Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article VII of the Financing Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date). EXHIBIT 10.1 Execution Version 2 SECTION 4. CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date first written above upon the satisfaction of the following conditions precedent: (a) the Administrative Agent shall have received a fully executed counterpart of this Amendment; (b) the Administrative Agent shall have received a fully executed counterpart of that certain Fourth Amended and Restated Fee Letter dated as of the date hereof, and all fees due thereunder; (c) each representation and warranty of the Borrower and the Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and (d) no Unmatured Event of Default or Event of Default shall have occurred and be continuing. SECTION 5. COUNTERPARTS. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. SECTION 6. ELECTRONIC SIGNATURES. Each party agrees that this Amendment and any documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. SECTION 7. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 8. GOVERNING LAW AND JURISDICTION. The provisions of the Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein. SECTION 9. MISCELLANEOUS. For the avoidance of doubt, this Amendment shall constitute a Transaction Document. [Signatures appear on following page.] Receivables Financing Agreement Amendment No. 11 IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written. DAVEY RECEIVABLES LLC By: ____________________________________ Name: Christopher J. Bast Title: Treasurer THE DAVEY TREE EXPERT COMPANY, as the Servicer By: ____________________________________ Name: Christopher J. Bast Title: Vice President and Treasurer /s/Christopher J. Bast /s/Christopher J. Bast Receivables Financing Agreement Amendment No. 11 PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: ____________________________________ Name: _______________________________ Title: ________________________________ PNC BANK, NATIONAL ASSOCIATION, as LC Bank By: ____________________________________ Name: _______________________________ Title: ________________________________ Deric Bradford Senior Vice President Deric Bradford Senior Vice President /s/Deric Bradford /s/Deric Bradford

Exhibit A

CONFORMED VERSION
(AMENDMENT NO. 1 DATED AS OF MARCH 27, 2017,
AMENDMENT NO. 2 DATED AS OF MAY 8, 2017,
AMENDMENT NO. 3 DATED AS OF MAY 7, 2018, AND
AMENDMENT NO. 4 DATED AS OF AUGUST 23, 2018
AMENDMENT NO. 5 DATED AS OF JANUARY 24, 2019)
AMENDMENT NO. 6 DATED AS OF APRIL 16, 2019
AMENDMENT NO. 7 DATED AS OF MAY 21, 2019
COMMITMENT INCREASE REQUEST DATED AS OF AUGUST 15, 2019
AMENDMENT NO. 8 DATED AS OF MAY 19, 2020
AMENDMENT NO. 9 DATED AS OF MAY 18, 2021
AMENDMENT NO. 10 DATED AS OF JUNE 30, 2022
COMMITMENT INCREASE REQUEST DATED AS OF JULY 6, 2022
AMENDMENT NO. 11 DATED AS OF JUNE 29, 2023

RECEIVABLES FINANCING AGREEMENT

Dated as of May 9, 2016

by and among

DAVEY RECEIVABLES LLC,
as Borrower,

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

THE DAVEY TREE EXPERT COMPANY,
as initial Servicer

and

PNC CAPITAL MARKETS LLC,
as Structuring Agent

TABLE OF CONTENTS

SECTION	HEADING	PAGE
ARTICLE I	DEFINITIONS	1
Section 1.01.	Certain Defined Terms	1
Section 1.02.	Other Interpretative Matters	27
Section 1.03.	SOFR Notifications	~~27~~28
Section 1.04.	Conforming Changes Relating to SOFR	~~27~~28
ARTICLE II	[RESERVED]	28
ARTICLE III	LETTER OF CREDIT FACILITY	28
Section 3.01.	Letters of Credit	28
Section 3.02.	Issuance of Letters of Credit	~~28~~29
Section 3.03.	Requirements For Issuance of Letters of Credit	29
Section 3.04.	Disbursements, Reimbursement	29
Section 3.05.	Maturity Date, Interest and Fees; Reimbursement Obligations	~~30~~32
Section 3.06.	Documentation	~~30~~33
Section 3.07.	Determination to Honor Drawing Request	~~30~~33
Section 3.08.	Nature of Reimbursement Obligations	~~30~~33
Section 3.09.	Indemnity	~~32~~35
Section 3.10.	Liability for Acts and Omissions	~~32~~35
Section 3.11.	Changes in Facility Limit	~~33~~36

ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS ~~34~~37

Section 4.01. Settlement Procedures ~~34~~37
Section 4.02. Payments and Computations, Etc. ~~36~~39

ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST ~~37~~40

Section 5.01. Increased Costs ~~37~~40
Section 5.02. Reserved ~~38~~42
Section 5.03. Taxes ~~38~~42
Section 5.04. Inability to Determine Term SOFR Rate; Change in Legality ~~43~~46
Section 5.05. Security Interest ~~48~~51

ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS ~~49~~52

Section 6.01. Conditions Precedent to Effectiveness ~~49~~52
Section 6.02. Conditions Precedent to All Credit Extensions ~~49~~52
Section 6.03. Conditions Precedent to All Reinvestments ~~50~~53

-i-

ARTICLE VII REPRESENTATIONS AND WARRANTIES ~~51~~54

Section 7.01. Representations and Warranties of the Borrower ~~51~~54
Section 7.02. Representations and Warranties of the Servicer ~~56~~59

ARTICLE VIII COVENANTS ~~60~~63

Section 8.01. Covenants of the Borrower ~~60~~63
Section 8.02. Covenants of the Servicer ~~68~~72
Section 8.03. Separate Existence of the Borrower ~~75~~78

ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES ~~79~~83

Section 9.01. Appointment of the Servicer ~~79~~83
Section 9.02. Duties of the Servicer ~~80~~83
Section 9.03. Collection Account Arrangements ~~81~~84
Section 9.04. Enforcement Rights ~~81~~85
Section 9.05. Responsibilities of the Borrower ~~83~~86
Section 9.06. Servicing Fee ~~83~~87

ARTICLE X EVENTS OF DEFAULT ~~83~~87

Section 10.01. Events of Default ~~83~~87

ARTICLE XI	THE ADMINISTRATIVE AGENT	~~87~~91
Section 11.01.	Authorization and Action	~~87~~91
Section 11.02.	Administrative Agent's Reliance, Etc	~~88~~91
Section 11.03.	Administrative Agent and Affiliates	~~88~~92
Section 11.04.	Indemnification of Administrative Agent	~~88~~92
Section 11.05.	Delegation of Duties	~~89~~92
Section 11.06.	Action or Inaction by Administrative Agent	~~89~~92
Section 11.07.	Notice of Events of Default; Action by Administrative Agent	~~89~~93
Section 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~89~~93
Section 11.09.	Successor Administrative Agent	~~90~~93
Section 11.10.	Structuring Agent	~~90~~94
ARTICLE XII	[RESERVED]	~~90~~94
ARTICLE XIII	INDEMNIFICATION	~~90~~94
Section 13.01.	Indemnities by the Borrower	~~90~~94
Section 13.02.	Indemnification by the Servicer	~~93~~97
ARTICLE XIV	MISCELLANEOUS	~~94~~98
Section 14.01.	Amendments, Etc	~~94~~98
Section 14.02.	Notices, Etc	~~95~~98
Section 14.03.	Participations	~~95~~99

-ii-

Section 14.04.	Costs and Expenses	~~96~~100
Section 14.05.	No Proceedings	~~96~~100
Section 14.06.	Confidentiality	~~97~~100
Section 14.07.	GOVERNING LAW	~~98~~102
Section 14.08.	Execution in Counterparts	~~98~~102
Section 14.09.	Integration; Binding Effect; Survival of Termination	~~98~~102
Section 14.10.	CONSENT TO JURISDICTION	~~99~~103
Section 14.11.	WAIVER OF JURY TRIAL	~~99~~103
Section 14.12.	Ratable Payments	~~99~~103
Section 14.13.	Limitation of Liability	~~99~~103
Section 14.14.	Intent of the Parties	~~100~~104
Section 14.15.	USA Patriot Act	~~100~~104
Section 14.16.	Right of Setoff	~~100~~104
Section 14.17.	Severability	~~101~~105
Section 14.18.	Mutual Negotiations	~~101~~105
Section 14.19.	Captions and Cross References	~~101~~105

-iii-

each of Davey Tree's Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

"Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit E, as modified in compliance with this Agreement.

"Credit Extension" means the issuance of any Letter of Credit or any modification, extension or renewal of any Letter of Credit.

"Credit Party" means the LC Bank, each Program Participant and the Administrative Agent.

"Credit Risk Retention Rules" means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 404-410 of the EU Capital Requirements Regulation (including Article 122a of the Banking Consolidation Directive), in each case, together with the rules and regulations thereunder.

"*Daily 1M SOFR*" means, for any day, the rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, at PNC's discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.

"*Davey ESOP*" means The Davey 401KSOP and Employee Stock Ownership Plan (March 1, 2003 Restatement), as amended.

"Davey Tree" has the meaning set forth in the preamble to this Agreement.

"Davey Tree Group" has the meaning set forth in Section 8.03(c).

"Days' Sales Outstanding" means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, *divided by* (b) an amount equal to (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, *divided* by (ii) 90.

"Debt" means, as to any Person at any time of determination, any and all indebtedness,

-7-

"Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 151 days or more from the original invoice date for such payment; *provided, however*, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

"Dilution Horizon Ratio" means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the two (2) most recently ended Fiscal Months (including such Fiscal Month), by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. The numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days' notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

"Dilution Ratio" means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than any Deemed Collections with respect to any Receivables that were both (I) generated by an Originator during such Fiscal Month and (II) written off the applicable Originator's or the Borrower's books as uncollectible during such Fiscal Month), by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the Fiscal Month that is one (1) month prior to such Fiscal Month.

"Dilution Reserve Percentage" means, on any day, the product of (a) the sum of (i) the product of (x) 2.25, *multiplied by* (y) the arithmetic average of the Dilution Ratios for the twelve most recent Fiscal Months, *plus* (ii) the Dilution Volatility Component, *multiplied by* (b) the Dilution Horizon Ratio.

"Dilution Volatility Component" means, for any Fiscal Month, the product (expressed as a percentage) of: (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months *times* (b) a fraction equal to (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months, *divided by* (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months.

"Dollars" and *"$"* each mean the lawful currency of the United States of America.

"Drawing Date" has the meaning set forth in Section 3.04(a).

"Eligible Assignee" means (i) the LC Bank, each Program Participant or any of ~~its~~their Affiliates and (ii) any other financial institution of recognized standing having capital and surplus in excess of $500,000,000.

-9-

Receivables of such Obligor, over (ii) the product of (x) such Obligor's Concentration Percentage, *multiplied by* (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; *plus*

(b) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables, over (ii) the product of (x) ~~30.00~~40.00%, *multiplied by* (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; *plus*

(c) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables the Obligor of which is the government of the United States of America or any agency, authority, department or instrumentality of the government of the United States of America, over (ii) the product of (x) ~~5.00~~4.00%, *multiplied by* (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; *plus*

(d) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Bill Plan Receivables, over (ii) the product of (x) 10.00%, *multiplied by* (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool. Notwithstanding the foregoing, the Administrative Agent may at any time reduce the percentage set forth in this clause (d) (including to zero percent) upon five (5) Business Days' prior written notice to the Borrower.

"Exchange Act" means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

"Excluded Receivable" means, from time to time, each Receivable identified as such on Schedule IV, as such Schedule may be amended, modified or supplemented from time to time with the written consent of the Borrower and the Administrative Agent.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of the LC Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the LC Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the LC Bank with respect to an applicable interest in any Reimbursement Obligations or the Commitment pursuant to a law in effect on the date on which (i) the LC Bank's Commitment arises or (ii) the LC Bank changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to the LC Bank's assignor immediately before the LC Bank became a party hereto or to the LC Bank immediately before it changed its lending office, and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

"Facility Limit" means $90,000,000 as increased or reduced from time to time pursuant to Section 3.11, as applicable; *provided, however,* the Facility Limit shall not exceed $~~100,000,000~~150,000,000 at any time. References to the unused portion of the Facility Limit shall

-13-

-17- distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. “Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time. “Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit C to the Receivables Purchase Agreement (appropriately completed), that has been duly executed by the applicable Originator and the Borrower pursuant to which such Originator becomes a party to the Receivables Purchase Agreement and which sets forth certain terms and conditions applicable to such Originator under such Receivables Purchase Agreement. “LC Amount” means at any time of determination, the sum of the amounts then available to be drawn under all outstanding Letters of Credit. “LC Bank” has the meaning set forth in the preamble to this Agreement. “LC Collateral Account” means the account at any time designated as the LC Collateral Account established and maintained with the LC Bank by the Administrative Agent (for the benefit of the LC Bank and the Program Participants), or such other account as may be so designated as such by the Administrative Agent. “LC Fee Expectation” has the meaning set forth in Section 3.05(b). “LC Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the LC Bank pursuant to Section 3.02(a). “Letter of Credit” means any stand-by letter of credit issued by the LC Bank at the request of the Borrower pursuant to this Agreement. “Letter of Credit Application” has the meaning set forth in Section 3.02(a). “Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof). “Loss Horizon Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the seven (7) most recent Fiscal Months ending prior to such time of determination, by (b) the Net Receivables Pool Balance as of such date. “Loss Reserve Percentage” means, at any time of determination, the product of (a) 2.25, multiplied by (b) the highest arithmetic average of the Default Ratios for any three consecutive -20- the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower. “Participant” has the meaning set forth in Section 14.03(a). “Participant RegisterParticipation Advance” has the meaning set forth in Section 14.033.04(bc). “Patriot Act” has the meaning set forth in Section 14.15. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Patriot Act” has the meaning set forth in Section 14.15. “Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Borrower or any other member of the Controlled Group may have any liability, contingent or otherwise. “Performance Guarantor” means Davey Tree. “Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof. “PNC” has the meaning set forth in the preamble to this Agreement. “Pool Receivable” means a Receivable in the Receivables Pool. “Portion of Reimbursement Obligation” means the portion of such Reimbursement Obligation being funded or maintained by the LC Bank by reference to a particular interest rate basis. “Program Participant” means any financial institution that joins this Agreement (at the request of the Borrower) by executing a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, other than any such financial -21- institution that ceases to be party hereto. “Program Participant Commitment” means the maximum aggregate amount of participation interests which a Program Participant is obligated to purchase from the LC Bank with respect to the Letters of Credit and each drawing thereunder, as set forth on the applicable joinder agreement. “Ratable Share” means (x) with respect to any Program Participant, (i) such Program Participant’s Program Participant Commitment, divided by (ii) the Commitment and (y) with respect to the LC Bank, (i) the difference between the Commitment and the aggregate Program Participant Commitments, divided by (ii) the Commitment; provided that if the Program Participant Commitment or Commitment has terminated or expired, Ratable Share shall be determined based upon the Program Participant Commitment and Commitment most recently in effect. “Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction; provided, however, that an Excluded Receivable shall not be a “Receivable” hereunder or under the Transaction Documents. “Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Receivables Purchase Agreement prior to the Termination Date. “Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time. “Receivables Purchase Termination Event” means an event that causes the “Termination Date” to occur under the Receivables Purchase Agreement. “Register” has the meaning set forth in Section 14.03(b). “Reimbursement Obligation” has the meaning set forth in Section 3.04(a). “Reinvestment” has the meaning set forth in Section 4.01(a). “Related Security” means, with respect to any Receivable: (a) all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any -22- goods (including returned goods), the sale of which gave rise to such Receivable; (b) all instruments and chattel paper that may evidence such Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto; (d) all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and (e) all of the Borrower’s rights, interests and claims under the Receivables Purchase Agreement and the other Transaction Documents. “Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law. “Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code). “Representatives” has the meaning set forth in Section 14.06(c). “Required Program Participants” means: (a) if there exists fewer than two (2) Program Participants, all Program Participants and LC Bank; and (b) if there exist two (2) or more Program Participants, Program Participants together with the LC Bank, having aggregate Ratable Shares greater than 50%. “Required Capital Amount” means $6,000,000. “Restricted Payments” has the meaning set forth in Section 8.01(s). “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time.

-23- “Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource center/sanctions/SDN List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law. “Scheduled Termination Date” means JuneJuly 2921, 20232024. “SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor. “Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person. “Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time. “Servicer” has the meaning set forth in the preamble to this Agreement. “Servicer Indemnified Amount” has the meaning set forth in Section 13.02(a). “Servicer Indemnified Party” has the meaning set forth in Section 13.02(a). “Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement. “Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement. “Settlement Date” means (i) prior to an Event of Default that is continuing or the occurrence of the Termination Date, the Monthly Settlement Date and (ii) during the occurrence and continuance of an Event of Default or on and after the Termination Date, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the LC Bank and Required Program Participants) (it being understood that the Administrative Agent (with the consent or at the direction of the LC Bank and Required Program Participants) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date. “Settlement Period” means: (a) before the Termination Date: (i) initially the period commencing on the Closing Date and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the LC Bank and Required Program Participants) or, in the absence of any such selection, each period of thirty (30) days from the last -28- Section 1.04. Conforming Changes Relating to SOFR. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower, the LC Bank and the LC BankProgram Participants of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective. ARTICLE II [RESERVED] ARTICLE III LETTER OF CREDIT FACILITY Section 3.01. Letters of Credit. (a) Subject to the terms and conditions hereof and the satisfaction of the applicable conditions set forth in Article VI, the LC Bank shall issue or cause the issuance of Letters of Credit on behalf of the Borrower (and, if applicable, on behalf of, or for the account of, an Originator or an Affiliate of such Originator in favor of such beneficiaries as such Originator or an Affiliate of such Originator may elect with the consent of the Borrower); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto: (i) the Total Usage would exceed the Facility Limit at such time; or (ii) the Total Adjusted Usage would exceed the Borrowing Base at such time. (b) Interest shall accrue on all amounts drawn under Letters of Credit for each day on and after the applicable Drawing Date so long as such drawn amounts shall have not been reimbursed to the LC Bank in accordance with Section 3.05(c). Section 3.02. Issuance of Letters of Credit. (a) The Borrower may request the LC Bank, upon three (3) Business Days’ prior written notice submitted on or before 1:00 p.m. (New York City time), to issue a Letter of Credit by delivering to the Administrative Agent and the LC Bank, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Exhibit D attached hereto and an LC Request, in each case completed to the satisfaction of the Administrative Agent and the LC Bank; and such other certificates, documents and other papers and information as the Administrative Agent or, the LC Bank or any Program Participant may reasonably request. The LC Bank agrees to issue amendments to the Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 6.02 and the other terms of this Article III. (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an -29- expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Scheduled Termination Date. The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the LC Bank delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Scheduled Termination Date or (y) the LC Bank determines that any condition precedent (including, without limitation, those set forth in Sections 3.01 and Article VI) to issuing such Letter of Credit hereunder are not satisfied (other than any such condition requiring the Borrower to submit an LC Request or Letter of Credit Application in respect thereof), then the LC Bank, in the case of clause (x) above, may or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the Borrower and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended). Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank. Section 3.03. Requirements For Issuance of Letters of Credit. The Borrower shall authorize and direct the LC Bank to name the Borrower, an Originator or an Affiliate of an Originator as the “Applicant” or “Account Party” of each Letter of Credit. Section 3.04. Disbursements, Reimbursement. (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrative Agent, the Program Participants and the Borrower of such request. The Borrower shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to noon (New York City time), on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank if the Borrower shall have received notice of such payment prior to 10:00 a.m. (New York City time), on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than noon (New York City time), on the Business Day immediately following the day that the Borrower receives such notice, provided that failure to receive any such notice shall not affect the Borrower's obligation to honor its Reimbursement Obligation on a timely basis and pay any interest that accrues upon failure to do so. The Borrower shall honor its Reimbursement Obligation first, from funds on deposit in the LC Collateral Account, if any, and, second, from its own funds. Any notice given by the LC Bank pursuant to this Section may be oral if promptly confirmed in writing; provided that the lack of such a prompt written confirmation shall not affect the conclusiveness or binding effect of such oral notice. (b) If any Letters of Credit are outstanding and undrawn on the Termination Date, without limiting any rights or remedies contained in Section 10.01 or any other Transaction -30- Document, the LC Collateral Account shall be funded from Collections (or, in the Borrower’s sole discretion, by other funds available to the Borrower) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all related fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”). (c) Immediately upon the issuance of each Letter of Credit, each Program Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Program Participant’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Program Participant shall upon any notice pursuant to Section 3.04(a) above make available to the LC Bank an amount in immediately available funds equal to its Ratable Share of the amount of the applicable drawing under a Letter of Credit. Each Program Participant’s payment to the LC Bank pursuant to this Section 3.04 shall be deemed to be a payment in respect of its participation in such Letter of Credit (each, a “Participation Advance”) from such Program Participant in satisfaction of its participation obligation under this Section 3.04. (d) Repayment of Participation Advances. (i) Upon (and only upon) receipt by the Administrative Agent for the account of the LC Bank of immediately available funds from the Borrower (A) in reimbursement of any payment made by the LC Bank under the Letter of Credit with respect to which any Program Participant has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by the LC Bank under such a Letter of Credit, the Administrative Agent on behalf of the LC Bank will pay to each Program Participant, in the same funds as those received by the Administrative Agent, the amount of such Program Participant’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the LC Bank the amount of the Ratable Share of such funds of any Program Participant that did not make a Participation Advance in respect of such payment by the LC Bank and the LC Bank’s Ratable Share of such funds. (ii) If the Administrative Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by Borrower to the Administrative Agent for the account of the LC Bank pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Program Participant shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the LC Bank the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Program Participant to the Administrative Agent, at a rate per annum equal to the Overnight Bank Funding Rate in effect from time to time. (e) Nature of Participation Advance Obligations. Each Program Participant’s obligation in accordance with this Agreement to make Participation Advances, as contemplated by Section 3.04(c), as a result of a drawing under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section

-31- 3.04(e) under all circumstances, including the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Program Participant may have against the LC Bank or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which Borrower may have against the LC Bank or any of its Affiliates, any Program Participant or any other Person for any reason whatsoever; (ii) the failure of Borrower or any other Person to comply with the conditions specified in Sections 3.01 or 6.02, it being acknowledged that such conditions are not required for the obligation of the Program Participants to make Participation Advances under Section 3.04(c); (iii) any lack of validity or enforceability of any Letter of Credit; (iv) any claim of breach of warranty that might be made by Borrower or any Program Participant against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right which Borrower or any Program Participant may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank or its Affiliates or any Program Participant or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which any Letter of Credit was procured); (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the LC Bank or any of its Affiliates has been notified thereof; (vi) payment by the LC Bank or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit; (viii) any failure by the LC Bank or any of its Affiliates to issue any Letter of Credit in the form requested by Borrower, unless the LC Bank has received written notice from Borrower of such failure within three (3) Business Days after the LC Bank shall have -32- furnished Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice; (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower; (x) any breach of this Agreement or any other Transaction Document by any party thereto; (xi) the occurrence or continuance of an Insolvency Proceeding with respect to Borrower; (xii) the fact that an Event of Default or a Unmatured Default shall have occurred and be continuing; (xiii) the fact that the Scheduled Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Section 3.05. Maturity Date; Interest and Fees; Reimbursement Obligations. (a) On the Maturity Date, the Total Usage shall be zero ($0) and all outstanding Borrower Obligations shall be paid in full. (b) On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to the LC Bank, Program Participants, the Structuring Agent and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the LC Bank, the Program Participants and/or the Administrative Agent and the Structuring Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). (c) Each outstanding Reimbursement Obligation shall accrue interest on each day when such Reimbursement Obligation remains outstanding at the Interest Rate then applicable thereto. The Borrower shall pay all Interest and Fees accrued during each Settlement Period on the immediately following Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01. (d) The LC Bank shall record in its records, the date and amount of each Reimbursement Obligation hereunder, the interest rate with respect thereto, the Interest accrued thereon and each payment thereof. Subject to Section 14.03(b), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Reimbursement Obligations, together with all Interest accruing thereon and all other Borrower Obligations. -33- Section 3.06. Documentation. The Borrower agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for the Borrower and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. The LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. Section 3.07. Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth. Section 3.08. Nature of Reimbursement Obligations. The obligations of the Borrower to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and under all circumstances, including the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which the Borrower may have against any Credit Party, the Servicer, an Originator, the Performance Guarantor or any other Person for any reason whatsoever; (ii) the failure of the Borrower or any other Person to comply with the conditions set forth in this Agreement for requests for Letters of Credit or otherwise; (iii) any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which the Borrower, the Performance Guarantor, the Servicer, an Originator or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against any Credit Party or any other Person for any reason whatsoever; (iv) any claim of breach of warranty that might be made by the Borrower, an Originator, the Servicer or any Affiliate thereof, or the LC Bank or any Program Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Borrower or, the LC Bank or any Program Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any Program Participant or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Affiliates of the Borrower and the beneficiary for which any Letter of Credit was procured); -34- (v) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrative Agent or, the LC Bank or any Program Participant has been notified thereof; (vi) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit; (viii) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Borrower; (ix) any Material Adverse Effect; (x) any breach of this Agreement or any other Transaction Document by any party thereto; (xi) the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower, the Performance Guarantor, any Originator or any Affiliate thereof; (xii) the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing; (xiii) the fact that this Agreement or the obligations of the Borrower or the Servicer hereunder shall have been terminated; and (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Section 3.09. Indemnity. In addition to other amounts payable hereunder, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, the LC Bank, each other Credit Party and each of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which any Credit Party or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto

-36- guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Borrower, any Credit Party or any other Person. Section 3.11. Changes in Facility Limit. (a) The Borrower may, on any Business Day prior to the Termination Date, request an increase to the Facility Limit by delivering to the Administrative Agent a request substantially in the form attached as Exhibit I hereto (each, an “Aggregate Facility Limit Increase Request”) or in such other form as may be acceptable to the Administrative Agent at least ten (10) Business Days prior to the desired effective date of such increase (the “Aggregate Facility Limit Increase”); provided, however, that (i) any increase of the Facility Limit will require the consent and approval of the Administrative Agent and, the LC Bank, the Program Participants in their respective sole discretion, (ii) any incremental increase of the Facility Limit shall be in an amount not less than $1,000,000 and shall be in an integral multiple of $100,000 in excess thereof, (iii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Aggregate Facility Limit Increase, and (iv) all conditions precedent to the making of any Credit Extension contained in Section 6.02 hereof shall be satisfied immediately after giving effect to such Aggregate Facility Limit Increase. The effective date of an Aggregate Facility Limit Increase shall be agreed upon by the Borrower, the Administrative Agent, the LC Bank and the LC BankProgram Participants in the Aggregate Facility Limit Increase Request. The Borrower agrees to pay any reasonable expenses incurred by the Administrative Agent, the LC Bank and the LC BankProgram Participants relating to any Aggregate Facility Limit Increase. Notwithstanding anything herein to the contrary, theno LC Bank or Program Participant shall not have any obligation to increase its Commitment or Program Participant Commitment, as applicable, and no Commitment of the LC Bank’s or Program Participant Commitment shall not be increased without its consent thereto, and the LC Bank and each Program Participant may at its option, unconditionally and without cause, decline to increase its Commitment or Program Participant Commitment, as applicable. (b) In connection with any reduction of the Facility Limit, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction, (ii) for payment to the LC Bank, cash in an amount sufficient to pay (x) any outstanding Reimbursement Obligations and (y) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Facility Limit being effected to the amount of the Facility Limit prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Facility Limit being reduced or has arisen solely as a result of such reduction, all of such portion). Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first, to the outstanding Reimbursement Obligations, and second, to the payment of the remaining outstanding Borrower Obligations with respect to such reduction by paying such amounts to the Credit Party entitled -37- thereto. ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS Section 4.01. Settlement Procedures. (a) The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account in the name of the Borrower and approved by the Administrative Agent), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay the purchase price for Receivables purchased by the Borrower (including by payments on the Subordinated Notes) in accordance with the terms of the Receivables Purchase Agreement (each such release, a “Reinvestment”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority: (i) first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Settlement Period (plus, if applicable, the amount of Servicing Fees payable for any prior Settlement Period to the extent such amount has not been distributed to the Servicer); (ii) second, to each Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest and Fees due to such Credit Party for the immediately preceding Settlement Period (including any additional amounts or indemnified amounts payable under Section 5.03 and Section 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest and Fees (including any additional amounts or indemnified amounts payable under Section 5.03 and Section 13.01 in respect of such payments) payable for any prior Settlement Period to the extent such amount has not been distributed to such Credit Party; (iii) third, as set forth in clause (x) or (y) below, as applicable: (x) prior to the occurrence of the Termination Date: (i) first, to the LC Bank (for the benefit of the LC Bank and each Program Participant, pro rata) for the payment in full of the aggregate outstanding Reimbursement Obligations at such time and (ii) second, to the extent that a Borrowing Base Deficit exists on such date, to the LC Collateral Account, in reduction of the Adjusted LC Amount, in an amount equal to the amount necessary (after giving effect to clause (i) above) to reduce the Borrowing Base Deficit to zero ($0); or (y) on and after the occurrence of the Termination Date: (i) first, to the LC Bank (for the benefit of the LC Bank and each Program Participant, pro rata) for the payment in full of the aggregate outstanding Reimbursement Obligations at such time, and (ii) second to the LC Collateral Account (a) the amount necessary to reduce the Adjusted LC Amount to zero ($0) and (b) an amount equal to the LC Fee -38- Expectation at such time; (iv) fourth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and (v) fifth, the balance, if any, to be paid to the Borrower for its own account. (b) All payments or distributions to be made by the Servicer, the Borrower and any other Person to the LC Bank, any Program Participant or itstheir related Affected Persons and the Borrower Indemnified Parties hereunder shall be paid or distributed to the Administrative Agent’s Account. The Administrative Agent, upon its receipt in the Administrative Agent’s Account of any such payments or distributions, shall distribute such amounts to the LC Bank, each Program Participant, Affected Persons and the Borrower Indemnified Parties ratably; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts to the LC Bank, each Program Participant, Affected Persons and the Borrower Indemnified Parties in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person) among all such Persons entitled to payment thereof. (c) If and to the extent any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (other than to any Person that is a party hereto as contemplated by this Agreement) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount. (d) For the purposes of this Section 4.01: (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between or among the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a); (ii) if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the -42- be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) the excess of any Taxes that arise because any Reimbursement Obligation is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 5.03(j) over the amount of Taxes that would have been payable had such Reimbursement Obligation been treated by such Governmental Authority for U.S. federal, state, local or franchise tax purposes as intended under Section 5.03(j) (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person, to the extent not previously paid by the Affected Person, the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority; provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Borrower. A certificate that describes in reasonable detail the basis for the indemnified claim, along with copies of any receipts, evidence of payment or other correspondence to or from a Governmental Authority relating to or supporting such indemnified claim shall be delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, and shall be conclusive as to the amounts paid or payable absent manifest error. (d) Indemnification by the LC Bank. The LC Bank shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to the LC Bank or any of its respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of the LC Bank or any of its respective Affiliates that are Affected Persons to comply with Section 14.03(b) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to the LC Bank or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the LC Bank by the Administrative Agent shall be conclusive absent manifest error. The LC Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the LC Bank or any of its respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to the LC Bank or any of its respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

-58- (x) Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Reinvestment, on each Settlement Date and on the date each Information Package or other report is delivered to the Administrative Agent or, the LC Bank or any Program Participant hereunder, the Borrower shall be deemed to have certified that (i) all representations and warranties of the Borrower hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Reinvestment. (y) Issuance of Debt or Other Obligations. The Borrower has not, does not and will not during this Agreement (i) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act or that may be offered for sale under Rule 144A or a similar exemption from registration under the Securities Act or the rules promulgated thereunder, or (ii) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Davey Tree Group for purposes of generally accepted accounting principles. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section 7.01 shall be continuing, and remain in full force and effect until the Final Payout Date. Section 7.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred: (a) Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, with the power and authority under its organizational documents and under the laws of the State of Ohio to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. (b) Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (c) Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction -61- (p) No Material Adverse Effect. Since December 31, 2015 there has been no Material Adverse Effect on the Servicer. (q) Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act. (r) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Servicer’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. None of the Borrower, the Servicer or any Originator, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law. (s) Financial Condition. The consolidated balance sheets of the Servicer and its consolidated Subsidiaries as of December 31, 2015 and the related statements of income and shareholders’ equity of the Servicer and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and, the LC Bank and each Program Participant, present fairly in all material respects the consolidated financial position of the Servicer and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP. (t) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law. (u) Taxes. The Servicer has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. (v) Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects. (w) Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Reinvestment, on each Settlement Date and on the date each Information Package or other report is delivered to the Administrative Agent or, the LC Bank or any Program Participant hereunder, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and -62- correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Reinvestment. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.02 shall be continuing, and remain in full force and effect until the Final Payout Date. ARTICLE VIII COVENANTS Section 8.01. Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date: (a) Payment of Principal and Interest. The Borrower shall duly and punctually pay Reimbursement Obligations, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement. (b) Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Ohio, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral. (c) Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and, the LC Bank and each Program Participant: (i) Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than ninety (90) days after the close of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated. (ii) Information Packages. (x) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month, and (y) within two (2) Business Days following a request from time to time by the Administrative Agent, an interim report on the Pool Receivables containing such information as the Administrative Agent may reasonably request. (iii) Other Information. Such other information (including non-financial -63- information) as the Administrative Agent or, the LC Bank or any Program Participant may from time to time reasonably request. (iv) Quarterly Financial Statements of Davey Tree. As soon as available and in no event later than fifty (50) days following the end of each of the first three (3) fiscal quarters in each of the Servicer’s fiscal years, (A) the unaudited consolidated balance sheet and statements of income of the Servicer and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Davey Tree that they fairly present in all material respects, in accordance with GAAP, the financial condition of Davey Tree and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes. (v) Annual Financial Statements of Davey Tree. Within one hundred (100) days after the close of each of Davey Tree’s fiscal years, the consolidated balance sheet of Davey Tree and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of Davey Tree and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated. (vi) Other Reports and Filings. Promptly (but in any event within ten (10) days) after the filing or delivery thereof, copies of all financial information, proxy materials, reports, if any, which Davey Tree or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same. Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative Agent and, the LC Bank and each Program Participant on the date that such report, proxy statements or other material is posted on the SEC’s website at www.sec.gov. (d) Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent and, the LC Bank and each Program Participant in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below) a Financial Officer or other officer learning of

-65- (e) Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect. (f) Compliance with Laws. The Borrower will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect. (g) Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent and, the LC Bank and each Program Participant from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent and, the LC Bank and each Program Participant may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent and, the LC Bank and each Program Participant or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clauses (i) and (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing. (h) Payments on Receivables, Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not permit funds other than -66- Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon receipt from any Collection Account Bank of notice that such Collection Account Bank is terminating or intends to terminate any Account Control Agreement, the Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a different Collection Account or a Lock-Box that is subject to an Account Control Agreement that has not been terminated (or that the applicable Collection Account Bank does not intend to terminate). (i) Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof. (j) Extension or Amendment of Pool Receivables; Compliance with Credit and Collection Policy. Except as otherwise permitted in Section 9.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract. (k) Changes to Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and, the LC Bank and Required Program Participants, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and, the LC Bank and each Program Participant. (l) Fundamental Changes. The Borrower shall not, without the prior written -67- consent of the Administrative Agent and, the LC Bank and Required Program Participants, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be directly owned by any Person other than Davey Tree. The Borrower shall provide the Administrative Agent with at least thirty (30) days’ prior written notice before making any change in the Borrower’s name or location or making any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. (m) Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). (n) Identifying of Records. The Borrower shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator to identify its master data processing records with such a legend. (o) Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing, which consent shall not be unreasonably withheld, conditioned or delayed. (p) Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence -68- the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by applicable law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, except as set forth in Section 5.06(c) hereof. (q) Certain Agreements. Other than in connection with the Final Payout Date, without the prior written consent of the Administrative Agent and, the LC Bank and Required Program Participants, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Manager” (as such term is used in the Borrower’s Operating Agreement). (r) Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit (excluding, for the avoidance of doubt, Letters of Credit issued hereunder)) or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person. (s) Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt (other than any Borrower Obligations), (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”). (ii) Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately

-70- (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance reasonably satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time. (v) OFAC. The Borrower has not used and will not use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. (w) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. None of the Borrower, the Servicer or any Originator, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Credit Extension will not be derived from any unlawful activity. The Borrower shall comply with all Anti-Terrorism Laws applicable to it. The Borrower shall promptly notify the Administrative Agent and, the LC Bank and each Program Participant in writing upon the occurrence of a Reportable Compliance Event with respect to the Borrower, the Servicer, any Originator, or any Subsidiary thereof and upon becoming aware of the occurrence of a Reportable Compliance Event with respect to any other Covered Entity. (x) Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount; provided, that the foregoing shall not require Davey Tree to make any additional capital contributions to the Borrower. (y) Credit Risk Retention. The Borrower shall cooperate with each Credit Party (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Credit Party) to the extent reasonably necessary to assure such Credit Party that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Credit Party to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules. Section 8.02. Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date: (a) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and, the LC Bank and each Program Participant: (i) Quarterly Financial Statements of Servicer. As soon as available -71- and in no event later than fifty (50) days following the end of each of the first three fiscal quarters in each of the Servicer’s fiscal years, (A) the unaudited consolidated balance sheet and statements of income of the Servicer and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Davey Tree that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Servicer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes. (ii) Annual Financial Statements of the Servicer. Within one hundred (100) days after the close of each of Servicer’s fiscal years, the consolidated balance sheet of the Servicer and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the Servicer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated. (iii) Compliance Certificates. (a) A compliance certificate promptly upon delivery to the Administrative Agent and, the LC Bank and each Program Participant of the audited financial statements pursuant to Section 8.01(c)(v) and in no event later than one hundred (100) days after the close of the Servicer’s fiscal year, in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer, solely in his or her capacity as an officer of the Servicer, stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within fifty (50) days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer, solely in his or her capacity as an officer of the Servicer, stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof. (iv) Information Packages. (x) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month and (y) within two (2) Business Days following a request from time to time by the Administrative Agent, an interim report on the Pool Receivables containing such information as the Administrative Agent may reasonably request. -72- (v) Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Servicer or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same. (vi) Other Information. Such other information (including non-financial information) as the Administrative Agent or, the LC Bank or any Program Participant may from time to time reasonably request, including any information available to the Borrower, the Servicer or any Originator as the Administrative Agent or, the LC Bank or any Program Participant may reasonably request. Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (a) shall be deemed to have been furnished to each of the Administrative Agent and, the LC Bank and each Program Participant on the date that such report, proxy statements or other material is posted on the SEC’s website at www.sec.gov. (b) Notices. The Servicer will notify the Administrative Agent and, the LC Bank and each Program Participant in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below)) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto: (i) Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer has taken or proposes to take with respect thereto. (ii) Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made or deemed made. (iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect. (iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any material portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Borrower, the Servicer or the Administrative Agent. -73- (v) Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of, or the filing of new, UCC financing statements, a notice setting forth such changes and the effective date thereof. (vi) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Performance Guarantor, (ii) any accounting policy of the Servicer or the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose). (vii) Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Servicer, the Performance Guarantor, or the Borrower. (c) Conduct of Business. The Servicer will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect. (d) Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect. The Servicer shall service the Receivables in accordance with the terms hereof and the terms of the related Contracts. (e) Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and, the LC Bank and each Program Participant from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or, the LC Bank or any Program Participant may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and, the LC Bank and each Program Participant or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided, that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and

-75- Administrative Agent and, the LC Bank and Required Program Participants, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and, the LC Bank and each Program Participant. (i) Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). (j) Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement. (k) Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing, which consent shall not be unreasonably withheld, conditioned or delayed. (l) Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations, or initial financing statements in lieu of a continuation statement or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing -77- funds used to repay each Credit Extension will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws applicable to it. The Servicer shall promptly notify the Administrative Agent and, the LC Bank and each Program Participant in writing upon the occurrence of a Reportable Compliance Event with respect to the Borrower, the Servicer, any Originator, or any Subsidiary thereof and upon becoming aware of the occurrence of a Reportable Compliance Event with respect to any other Covered Entity. (p) Credit Risk Retention. The Servicer shall, and shall cause each Originator to, cooperate with each Credit Party (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Credit Party) to the extent reasonably necessary to assure such Credit Party that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Credit Party to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules. Section 8.03. Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or, the LC Bank or any Program Participant to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that: (a) Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its Articles of Organization or Operating Agreement to: (i) purchasing or otherwise acquiring from an Originator, owning, holding, granting security interests or selling interests in, the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities. (b) No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents. (c) Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Davey Tree Group (as hereinafter defined) (other than his or her service as an Independent -81- hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower, the Servicer, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity. (o) Allocation of Overhead. To the extent that Borrower, on the one hand, and the Servicer, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise. ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES Section 9.01. Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Davey Tree (in accordance with this Section 9.01) of the designation of a new Servicer, Davey Tree is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the LC Bank and Required Program Participants) and shall (at the direction of the LC Bank and Required Program Participants) designate as Servicer any Person (including itself) to succeed Davey Tree or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. (b) Upon the designation of a successor Servicer as set forth in clause (a) above, Davey Tree agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Davey Tree shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security. (c) Davey Tree acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Credit Party have relied on Davey Tree’s agreement to act as Servicer hereunder. Accordingly, Davey Tree agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and, the LC Bank and Required Program Participants. (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree -82- in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, and each Credit Party shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer), and (v) if such Sub-Servicer is not an Affiliate of the Servicer, the Administrative Agent and, the LC Bank and Required Program Participants shall have consented in writing in advance to such delegation. Section 9.02. Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Credit Party, the amount of Collections to which each such Credit Party is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original invoice and/or due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable. (b) The Servicer shall, as soon as reasonably practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if Davey Tree or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Davey Tree or an Affiliate thereof, shall, as soon as reasonably practicable upon written demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

-83- (c) The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement. Section 9.03. Collection Account Arrangements. Prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each Account Control Agreement to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default or the date that is five (5) Business Days prior to the date on which any Account Control Agreement will be terminated in accordance with a notice delivered to the Administrative Agent by any Collection Account Bank per the terms of such Account Control Agreement, the Administrative Agent may (with the consent of the LC Bank and Required Program Participants) and shall (upon the direction of the LC Bank and Required Program Participants) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account, and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent. Section 9.04. Enforcement Rights. (a) At any time following the occurrence and during the continuation of an Event of Default: (i) the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee; (ii) the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors; (iii) the Administrative Agent may request the Servicer to, and upon such -84- request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee; (iv) assume exclusive control of each Collection Account and notify the Collection Account Banks that the Borrower and the Servicer will no longer have any access to the Collection Accounts; (v) the Administrative Agent may (or, at the direction of the LC Bank and Required Program Participants shall) replace the Person then acting as Servicer; (vi) the Administrative Agent may collect any amounts due from an Originator under the Receivables Purchase Agreement or the Performance Guarantor under the Performance Guaranty; and (vii) the Administrative Agent may cause Settlement Dates to occur as frequently as daily and apply all Collections to reduce the Borrower Obligations in accordance with the priorities set forth in Section 4.01. (b) The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever. (c) The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. -89- (t) one or more judgments or decrees shall be entered against the Borrower, any Originator, the Performance Guarantor or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000 (or solely with respect to the Borrower, $13,500); then, and in any such event, the Administrative Agent may (or, at the direction of the LC Bank and Required Program Participants shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred) and (y) declare the Outstanding Reimbursement Obligations and all other Borrower Obligations to be immediately due and payable (in which case the Outstanding Reimbursement Obligations and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Borrower, the Termination Date shall occur and the Outstanding Reimbursement Obligations and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01. ARTICLE XI THE ADMINISTRATIVE AGENT Section 11.01. Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law. Section 11.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in -90- the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Section 11.03. Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party. Section 11.04. Indemnification of Administrative Agent. The LC Bank and each Program Participant agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that theno LC Bank or Program Participant shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Section 11.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Section 11.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the LC Bank and Required Program Participants and assurance of its indemnification by the LC Bank and Required Program

-91- Participants, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the LC Bank and Required Program Participants, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of the LC Bank and Required Program Participants or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of the LC Bank and Required Program Participants, then the Administrative Agent may take action based upon the advice or concurrence of the LC Bank and Required Program Participants. Section 11.07. Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Credit Party. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties. Section 11.08. Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates. Section 11.09. Successor Administrative Agent. (a) The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Credit Party, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the LC Bank and Required Program Participants as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the LC Bank and Required Program Participants, within thirty (30) days after the departing Administrative Agent’s giving of -92- notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the LC Bank and Required Program Participants within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent. (b) Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. Section 11.10. Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document. ARTICLE XII [RESERVED] ARTICLE XIII INDEMNIFICATION Section 13.01. Indemnities by the Borrower. Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or any Credit Extension or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (x) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted primarily from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, (y) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts result from a claim by the Borrower against a Borrower Indemnified Party for a material breach by such Borrower Indemnified Party of its obligations under any Transaction Document, and (z) Taxes that are covered by Section 5.03. Without limiting or being limited by the foregoing, the Borrower shall pay on written demand (which demand shall be accompanied by documentation of the Borrower Indemnified Amounts in reasonable detail) (it being understood -96- to any Pool Receivable or the related Contract; (iii) any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document to which it is a party in its capacity as Servicer; or (iv) the commingling of Collections of Pool Receivables at any time with other funds. (b) If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties. (c) Any indemnification or contribution under this Section 13.02 shall survive the termination of this Agreement. ARTICLE XIV MISCELLANEOUS Section 14.01. Amendments, Etc. (a) No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower, the Servicer or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent, the LC Bank and the LC BankRequired Program Participants (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement. Section 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received. -97- Section 14.03. Participations. (a) Participations. The LC Bank may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Reimbursement Obligations owned by it); provided, however, that: (i) the LC Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and (ii) the LC Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations. The Administrative Agent, the LC Bank, the Borrower and the Servicer shall have the right to continue to deal solely and directly with the LC Bank in connection with the LC Bank’s rights and obligations under this Agreement. (b) Participant Register. The LC Bank shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Reimbursement Obligations or other obligations under this Agreement (the “Participant Register”); provided that the LC Bank shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Letters of Credit or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the LC Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (c) Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided that in the case of an assignment to a Person that is neither an Affiliate of the Administrative Agent nor the LC Bank, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed). (d) Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and, the LC Bank and Required Program Participants (such consent to be provided or withheld in the sole discretion of such Person). (e) Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Credit Party or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Reimbursement Obligations and Interest) and

-98- any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement. (f) Transfer Restriction. No right or obligation of the LC Bank may be transferred or assigned other than through the Participant Register. Any attempt to transfer an interest of the LC Bank other than through the Participant Register will not be recognized by the Borrower or the Administrative Agent. Section 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on written demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on written demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents. Section 14.05. No Proceedings. The Servicer hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default. Section 14.06. Confidentiality. (a) Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and, the LC Bank and Required Program Participants may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or -99- in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. (b) Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or, the LC Bank, any Program Participant or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v) above, the Administrative Agent and, the LC Bank and each Program Participant will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and, the LC Bank and each Program Participant, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. (c) As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources (other than any Credit Party), insurers, -100- professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person. (d) Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. Section 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR, THE LC BANK OR ANY PROGRAM PARTICIPANT IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK). Section 14.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. Section 14.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.02, 5.03, 11.04, 11.06, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.10, and 14.13 shall survive any termination of this Agreement. Section 14.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING EXHIBIT I FORM OF AGGREGATE COMMITMENT INCREASE REQUEST _____________, 201__ To: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the LC Bank and LC Bank party to the Receivables Financing Agreement dated as of May 9, 2016 (as extended, renewed, amended or restated from time to time, the “Financing Agreement”), among Davey Receivables LLC (the “Borrower”), The Davey Tree Expert Company, as initial Servicer, the LC Bank thereunder, PNC Capital Markets LLC, as Structuring Agent and PNC Bank, National Association, as Administrative Agent. Capitalized terms defined in the Financing Agreement are used herein with the same meanings. Ladies and Gentlemen: The undersigned, Davey Receivables LLC (the “Borrower”) hereby refers to the Financing Agreement and requests that the Administrative Agent and, the LC Bank and each Program Participant consent to an increase in the Facility Limit (the “Aggregate Facility Limit Increase”), in accordance with Section 3.11 of the Financing Agreement, to be effected by an increase in the Commitment of the LC Bank under the terms of the Financing Agreement. The Borrower requests that the Aggregate Facility Limit Increase become effective on _____, 201__1 (the “Aggregate Facility Limit Increase Date”), and after giving effect to such requested Aggregate Facility Limit Increase, the Commitment of the LC Bank shall be $_____________. The requested Aggregate Facility Limit Increase shall be effective on the later of (i) the Aggregate Facility Limit Increase Date and (ii) the date on which the executed consent of the Administrative Agent and, the LC Bank and each Program Participant to this Aggregate Facility Limit Increase is received and the conditions to any such increase in the Facility Limit set forth in Section 3.11 of the Financing Agreement are satisfied. It shall be a condition to the effectiveness of the Aggregate Facility Limit Increase that all expenses referred to in Section 3.11 of the Financing Agreement shall have been paid to the extent invoiced. Upon the satisfaction of the conditions to such Aggregate Facility Limit Increase, the Borrower hereby agrees to pay to the LC Bank a fee equal to [$______] on or before the date on which the requested Aggregate Facility Limit Increase becomes effective. The Borrower hereby certifies that no Unmatured Event of Default or Event of Default has occurred and is continuing and that each of the conditions precedent to Credit Extensions set forth in Section 6.02 of the Financing Agreement are satisfied as of the date hereof and shall be satisfied immediately after giving effect to such Aggregate Facility Limit Increase. 1 To be at least 10 Business Days after the date of the delivery of the Aggregate Facility Limit Increase Request.

-2- Please indicate the Administrative Agent’s and, the LC Bank’s and each Program Participant’s consent to such Aggregate Commitment Increase by signing the enclosed copy of this letter in the space provided below. THIS AGGREGATE COMMITMENT INCREASE REQUEST, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF. [SIGNATURE PAGE FOLLOWS]